EXHIBIT 99.1

Richard J. King                 October 22, 2001
Senior Vice President, Corporate Communications
AMC Entertainment Inc.
(816) 221-4000


AMC Entertainment Inc. reports all-time record revenues and Adjusted EBITDA in second quarter


KANSAS CITY, Mo. - AMC Entertainment Inc., one of the world's leading theatrical exhibition companies, today reported revenues of $377 million for the second quarter of fiscal year 2002, ended Sept. 27, 2001. The revenues, up 14 percent from $332 million in last year's quarter, represent a new record for any quarter in the Company's history.

Adjusted EBITDA (as defined in the attached Financial Summary) for the second quarter was $57.2 million, a 24 percent increase over Adjusted EBITDA of $46.2 million for the second quarter last year. The quarter's Adjusted EBITDA also sets a new record for any quarter.

"The Company is in excellent shape and business is healthy, as this quarter's record results demonstrate," said Peter Brown, chairman and chief executive officer. "Thanks to strong product performance and the key initiatives we have implemented over the past two years, we are well positioned to continue successfully executing our strategic plan, which will maintain AMC's proud tradition of industry leadership and innovation."

Net earnings for the second quarter were $19.0 million, or $8.6 million for common shares after preferred dividends, compared to a net loss of $5.5 million last year. The

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                                                    -2-

second quarter's net earnings stood at 37 cents per common share (basic) and 32 cents per common share (diluted), compared to a net loss of 23 cents per share in the second quarter last year.

For fiscal 2002 to date, AMC posted revenues of $687 million, an increase of 10 percent over $623 million in the first 26 weeks of fiscal 2001. Adjusted EBITDA for the year to date stood at $89.0 million, up 20 percent from $73.9 million in the year-ago period.

For the fiscal year to date, AMC reported net earnings of $7.1 million, or a net loss for common shares of $5.7 million (24 cents per common share) after preferred dividends. That compares to a net loss of $32.4 million ($1.38 per common share) in the same period last year, after a charge for the cumulative effect of an accounting change.

AMC Entertainment Inc. is a leader in the theatrical exhibition industry. Through its circuit of AMC Theatres, the Company operates 175 theatres with 2,792 screens in the United States, Canada, France, Hong Kong, Japan, Portugal, Spain and Sweden. Its Common Stock trades on the American Stock Exchange under the symbol AEN. The Company, headquartered in Kansas City, Mo., has a website at www.amctheatres.com.

Investors will have the opportunity to listen to the quarterly earnings conference call and view the supporting slide presentation at 8 a.m. CDT on Tuesday, Oct. 23, 2001, through the website www.amctheatres.com. Listeners can also access the call by dialing (706) 634-8221. A replay of the call will be available on the website through Sunday, Oct. 28, 2001.

Any forward-looking statements contained in this release, which reflect management's best judgment based on factors currently known, involve risks and uncertainties. Actual results could differ materially from those anticipated in the forward-looking statements included herein as a result of a number of factors, including but not limited to the Company's ability to enter into various financing programs, competition from other companies, demographic changes, changes in political or economic climate, increase in demand for real estate, construction delays, unforeseen changes in operating requirements, the ability to achieve planned openings or closings of theatres and screens, changes in real estate, zoning and tax laws, the performance of films licensed by the Company and other risks and uncertainties.


FINANCIAL SUMMARY FOLLOWS

                                                    -3-

AMC ENTERTAINMENT INC.
FINANCIAL SUMMARY
(In thousands, except per share data)

                                    Thirteen Weeks Ended            Twenty-six Weeks Ended
                                    --------------------               ----------------------
                                September 27,   September 28,    September 27,   September 28,
                                    2001            2000            2001               2000
                                    ----            ----            ----               ----
Statement of Operations Data:
Admissions                        $254,932        $220,554         $458,116          $414,095
Concessions                        100,147          91,472          185,012           172,187
Other theatre                       10,706           5,151           23,611            14,978
Other                               11,358          14,425           19,889            21,586
                                  --------        --------          -------           -------
Total revenues                     377,143         331,602          686,628           622,846
Film exhibition costs              141,936         119,902          252,117           224,011
Concession costs                    13,393          14,138           24,118            26,355
Theatre operating
  expense                           85,085          76,347          164,478           152,156
Rent                                58,887          57,862          117,733           113,841
Other                               11,717          12,392           22,457            21,217
General and
  administrative                     8,898           7,350           16,693            13,985
Preopening expense                     537             875            1,806             2,483
Theatre and other
  closure expense                       12          11,679               88            12,406
Depreciation and
  amortization                      24,272          25,917           47,570            52,295
Impairment of
  long-lived assets                      -           3,813                -             3,813
(Gain) loss on disposition
  of assets                         (2,001)              5           (1,842)           (1,635)
                                    ------         -------          -------           -------
Total costs and expenses           342,736         330,280          645,218           620,927
                                    ------         -------          -------           -------
Operating income                    34,407           1,322           41,410             1,919
Other expense (income)                   -          (9,996)           3,754            (9,996)
Interest expense                    14,297          18,786           29,710            38,216
Investment (income) loss              (299)            495             (581)             (605)
                                    ------         -------           ------            ------
Earnings (loss) before
   income taxes and
   cumulative effect of an
   accounting change                20,409          (7,963)           8,527           (25,696)
Income tax provision
  (benefit)                          1,400          (2,500)           1,400            (9,100)
                                    ------         -------           ------            ------
Earnings (loss) before
  cumulative effect
  of an accounting change           19,009          (5,463)           7,127           (16,596)
Cumulative effect of an
  accounting change,
  net of taxes                           -               -                -           (15,760)
                                   -------        --------         --------           -------
Net earnings (loss)              $  19,009      $   (5,463)      $    7,127          $(32,356)
                                   =======        ========         ========           =======
Preferred dividends                 10,399               -           12,797                 -
                                   -------        --------         --------           -------
Net earnings (loss) for
  common shares                  $   8,610      $   (5,463)      $   (5,670)         $(32,356)
                                   =======        ========         ========           =======
Earnings (loss) per
  common share before
  cumulative effect of an
  accounting change:
    Basic                        $    0.37      $    (0.23)      $    (0.24)         $  (0.71)
                                     =====           =====            =====             =====
    Diluted                      $    0.32      $    (0.23)      $    (0.24)         $  (0.71)
                                     =====           =====            =====             =====
Net earnings (loss) per
   common share:
    Basic                        $    0.37      $    (0.23)      $    (0.24)         $  (1.38)
                                     =====           =====            =====             =====
    Diluted                      $    0.32      $    (0.23)      $    (0.24)         $  (1.38)
                                     =====           =====            =====             =====

Average shares outstanding:
    Basic                           23,469          23,469           23,469            23,469
                                     =====           =====            =====             =====

    Diluted                         59,285          23,469           23,469            23,469
                                     =====           =====            =====             =====

                                                        -4-

                                    Thirteen Weeks Ended            Twenty-six Weeks Ended
                                    --------------------            ----------------------
                                September 27,   September 28,    September 27,   September 28,
                                    2001            2000            2001               2000
                                    ----            ----            ----               ----


Other Financial Data:
  Adjusted EBITDA(1)              $ 57,227      $   46,228         $ 89,032          $ 73,898
  Capital expenditures,
    net (2)                         23,872          22,934           36,804            51,803
Other Data:
  Screen additions                       -              40               60                65
  Screen dispositions                   38             149               56               161
  Average screens                    2,785           2,872            2,785             2,872
  Attendance (in thousands)         44,721          40,993           81,547            77,658
  Number of screens operated             -               -            2,772             2,807
  Number of theatres operated            -               -              174               189
  Screens per theatre circuit wide       -               -             15.9              14.9



                                September 27,   September 28,
                                     2001            2000
                                     ----            ----
Balance Sheet Data:
  Cash and equivalents             $ 46,054      $  80,240
  Corporate borrowings              514,208        734,138
  Capital and financing
    lease obligations                59,371         58,824
  Net debt(3)                       527,525        712,722




(1)Represents earnings (loss) before cumulative effect of an accounting change plus interest, income taxes, depreciation and amortization and adjusted for preopening expense, theatre and other closure expense, impairment of long-lived assets, (gain) loss on disposition of assets, equity in earnings of unconsolidated affiliates and excludes one-time other income of $7,379 related to an accounting change and one-time other expense of $3,754 incurred in connection with the issuance of Preferred Stock.
(2)Represents capital expenditures less proceeds from sale and leaseback transactions.
(3)Represents corporate borrowings and capital and financing lease obligations less cash and equivalents.


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